CAMDEN PROPERTY TRUST ANNOUNCES
SECOND QUARTER 2014 OPERATING RESULTS

Houston, TEXAS (July 31, 2014) - Camden Property Trust (NYSE: CPT) today announced operating results for the three and six months ended June 30, 2014.

Funds from Operations (“FFO”)
FFO for the second quarter of 2014 totaled $1.05 per diluted share or $94.2 million, as compared to $1.02 per diluted share or $91.4 million for the same period in 2013. FFO for the three months ended June 30, 2014 included a $0.3 million net gain related to land holdings: we recognized a gain of $1.4 million for the sale of undeveloped land adjacent to an operating property in Dallas, TX, and recorded an impairment of $1.2 million to the valuation of another adjacent undeveloped land parcel based upon a pending sales contract on this land parcel, which subsequently sold in July 2014. FFO for the three months ended June 30, 2013 included: a $3.8 million or $0.04 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; and a $1.0 million or $0.01 per diluted share charge related to executive separation costs.

FFO for the six months ended June 30, 2014 totaled $2.10 per diluted share or $189.0 million, as compared to $1.99 per diluted share or $178.1 million for the same period in 2013. FFO for the six months ended June 30, 2014 included a $0.6 million net gain related to land holdings: we recognized a gain of $1.8 million for the sale of two undeveloped land parcels, and recorded an impairment of $1.2 million to the valuation of an undeveloped land parcel in Dallas, TX. FFO for the six months ended June 30, 2013 included: a $3.8 million or $0.04 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; a $1.0 million or $0.01 per diluted share charge related to executive separation costs; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $35.3 million or $0.40 per diluted share for the second quarter of 2014, as compared to $72.2 million or $0.81 per diluted share for the same period in 2013. EPS for the three months ended June 30, 2014 included a $0.3 million net gain related to land holdings: we recognized a gain of $1.4 million for the sale of undeveloped land adjacent to an operating property in Dallas, TX, and recorded an impairment of $1.2 million to the valuation of another adjacent undeveloped land parcel based upon a pending sales contract on this land parcel, which subsequently sold in July 2014. EPS for the three months ended June 30, 2013 included: a $24.9 million or $0.28 per diluted share gain on sale of discontinued operations; a $13.0 million or $0.15 per diluted share gain on sale of unconsolidated joint venture properties; a $3.8 million or $0.04 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; and a $1.0 million or $0.01 per diluted share charge related to executive separation costs.

For the six months ended June 30, 2014, the Company reported EPS of $75.3 million or $0.85 per diluted share, as compared to $135.6 million or $1.53 per diluted share for the same period in 2013. EPS for the six months ended June 30, 2014 included a $3.6 million or $0.04 per diluted share gain on sale of unconsolidated joint venture properties, a $0.6 million net gain related to land holdings: we recognized a gain of $1.8 million for the sale of two undeveloped land parcels, and recorded an impairment of $1.2 million to the valuation of an undeveloped land parcel in Dallas, TX. EPS for the six months ended June 30, 2013 included: a $56.6 million or $0.64 per diluted share gain on sale of discontinued operations; a $13.0 million or $0.15 per diluted share gain on sale of unconsolidated joint venture properties; a $3.8 million or $0.04 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; a $1.0 million or $0.01 per diluted share charge related to executive separation costs; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 47,916 apartment homes included in consolidated same property results, second quarter 2014 same property net operating income (“NOI”) increased 5.1% compared to the second quarter of 2013, with revenues increasing 4.5% and expenses increasing 3.5%. On a sequential basis, second quarter 2014 same property NOI increased 1.1% compared to the first quarter of 2014, with revenues increasing 1.6% and expenses increasing 2.5% compared to the prior quarter. On a year-to-date basis, 2014 same property NOI increased 5.7%, with revenues increasing 4.6% and expenses increasing 2.8% compared to the same period in 2013. Same property physical occupancy levels for the portfolio averaged 95.7% during the second quarter of 2014, compared to 95.6% in the first quarter of 2014 and 95.3% in the second quarter of 2013.

The Company defines same property communities as communities owned and stabilized since January 1, 2013. A reconciliation of net income to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Disposition Activity
Camden sold approximately 4.7 acres of land adjacent to an operating community in Dallas, TX for $8.3 million, recognizing a gain of $1.4 million. The Company also recognized a $1.2 million impairment on an adjacent 2.4 acre land parcel. The impairment charge was based upon a pending sales contract on this land parcel, which subsequently sold in July 2014.

Development Activity
Construction was completed at one wholly-owned community: Camden NoMa, a $101 million project with 321 apartment homes in Washington, DC which is currently 75% leased. Lease-up activity is currently underway at five communities which are still under construction: Camden Flatirons, a $78 million project with 424 apartment homes in Denver, CO which is 12% leased; Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes which is 7% leased; Camden La Frontera, a $36 million project with 300 apartment homes in Round Rock, TX which is 6% leased; Camden Foothills in Scottsdale, AZ, a $50 million project with 220 apartment homes which is 6% leased; and Camden Paces, a $110 million project with 379 apartment homes in Atlanta, GA which is 3% leased.

Construction continued at eight additional wholly-owned development communities: Camden Boca Raton in Boca Raton, FL, a $54 million project with 261 apartment homes; Camden Hayden in Tempe, AZ, a $48 million project with 234 apartment homes; Camden Glendale in Glendale, CA, a $115 million project with 303 apartment homes; Camden Gallery in Charlotte, NC, a $58 million project with 323 apartment homes; Camden Victory Park in Dallas, TX, an $82 million project with 423 apartment homes; Camden Chandler in Chandler, AZ, a $75 million project with 380 apartment homes; The Camden in Los Angeles, CA, a $145 million project with 287 apartment homes; and Camden Miramar Phase IXB in Corpus Christi, TX, an $8 million 75-unit expansion of an existing community.

Lease-up continued during the quarter at Camden South Capitol in Washington, DC, a $78 million joint venture project with 276 apartment homes which is currently 95% leased; and Camden Waterford Lakes in Orlando, FL, a $37 million joint venture project with 300 apartment homes which is currently 97% leased. Construction also continued at Camden Southline in Charlotte, NC, a $48 million joint venture project with 266 apartment homes.

During the quarter, Camden acquired 7.6 acres of land in Montgomery County, MD for $23.8 million for the future development of approximately 457 apartment homes.

Earnings Guidance
Camden updated its FFO earnings guidance for 2014 based on its current and expected views of the apartment market and general economic conditions. Full-year 2014 FFO is expected to be $4.20 to $4.30 per diluted share, and full-year 2014 EPS is expected to be $1.57 to $1.67 per diluted share. Third quarter 2014 earnings guidance is $1.04 to $1.08 per diluted share for FFO and $0.37 to $0.41 per diluted share for EPS. Guidance for EPS excludes future gains on real estate transactions.

The Company’s 2014 earnings guidance is based on projections of same property revenue growth between 4.0% and 4.6%, expense growth between 3.4% and 4.0%, and NOI growth between 4.25% and 5.25%.

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2014 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, August 1, 2014 at 11:00 a.m. Central Time to review its second quarter 2014 results and discuss its outlook for future performance. To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 4633771, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 170 properties containing 59,963 apartment homes across the United States. Upon completion of 13 properties under development and the expansion of an existing community, the Company’s portfolio will increase to 64,152 apartment homes in 183 properties. Camden was recently named by FORTUNE® Magazine for the seventh consecutive year as one of the “100 Best Companies to Work For” in America, ranking #11.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
OPERATING DATA
Property revenues
Rental revenues	$180,438	$168,634	$359,402	$333,027
Other property revenues	28,054	26,349	55,019	51,767
Total property revenues	208,492	194,983	414,421	384,794

Property expenses
Property operating and maintenance	52,264	49,787	103,011	98,050
Real estate taxes	23,616	21,810	47,193	42,993
Total property expenses	75,880	71,597	150,204	141,043

Non-property income
Fee and asset management	2,147	2,827	5,170	5,721
Interest and other income	44	1,038	332	1,090
Income (loss) on deferred compensation plans	2,018	(102)	2,699	2,897
Total non-property income	4,209	3,763	8,201	9,708

Other expenses
Property management	5,853	5,242	11,692	11,225
Fee and asset management	1,247	1,486	2,506	2,963
General and administrative	10,534	11,590	20,079	21,384
Interest	22,746	24,797	45,879	49,692
Depreciation and amortization	57,953	52,629	115,349	104,232
Amortization of deferred financing costs	816	898	1,657	1,814
Expense (benefit) on deferred compensation plans	2,018	(102)	2,699	2,897
Total other expenses	101,167	96,540	199,861	194,207

Gain on sale of land	1,447	—	1,801	698
Impairment associated with land holdings	(1,152)	—	(1,152)	—
Equity in income of joint ventures	736	17,798	5,026	18,732
Income from continuing operations before income taxes	36,685	48,407	78,232	78,682
Income tax expense	(401)	(468)	(875)	(867)
Income from continuing operations	36,284	47,939	77,357	77,815
Income from discontinued operations	—	2,132	—	4,906
Gain on sale of discontinued operations, net of tax	—	24,866	—	56,649
Net income	36,284	74,937	77,357	139,370
Less income allocated to non-controlling interests from continuing operations	(1,012)	(1,001)	(2,049)	(1,865)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	(1,764)	—	(1,857)
Net income attributable to common shareholders	$35,272	$72,172	$75,308	$135,648

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$36,284	$74,937	$77,357	$139,370
Other comprehensive income
Reclassification of prior service cost and net loss on post retirement obligations	14	13	29	27
Comprehensive income	36,298	74,950	77,386	139,397
Less income allocated to non-controlling interests from continuing operations	(1,012)	(1,001)	(2,049)	(1,865)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	(1,764)	—	(1,857)
Comprehensive income attributable to common shareholders	$35,286	$72,185	$75,337	$135,675

PER SHARE DATA
Total earnings per common share -- basic	$0.40	$0.82	$0.85	$1.54
Total earnings per common share -- diluted	0.40	0.81	0.85	1.53
Earnings per common share from continuing operations -- basic	0.40	0.53	0.85	0.86
Earnings per common share from continuing operations -- diluted	0.40	0.53	0.85	0.85

Weighted average number of common shares outstanding:
Basic	87,845	87,191	87,748	86,949
Diluted	88,972	88,472	88,899	88,283

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$35,272	$72,172	$75,308	$135,648
Real estate depreciation from continuing operations	56,556	51,408	112,567	101,914
Real estate depreciation from discontinued operations	—	1,686	—	3,553
Adjustments for unconsolidated joint ventures	1,326	1,313	2,640	2,921
Income allocated to units convertible into common shares	1,012	2,765	2,049	3,722
Gain on sale of unconsolidated joint venture property	—	(13,032)	(3,566)	(13,032)
Gain on sale of discontinued operations	—	(24,866)	—	(56,649)
Funds from operations - diluted	$94,166	$91,446	$188,998	$178,077

PER SHARE DATA
Funds from operations - diluted	$1.05	$1.02	$2.10	$1.99
Distributions declared per common share	0.66	0.63	1.32	1.26

Weighted average number of common shares outstanding:
FFO - diluted	90,058	89,558	89,985	89,369

PROPERTY DATA
Total operating properties (end of period) (a)	170	179	170	179
Total operating apartment homes in operating properties (end of period) (a)	59,963	62,021	59,963	62,021
Total operating apartment homes (weighted average)	52,709	54,186	52,684	54,249
Total operating apartment homes - excluding discontinued operations (weighted average)	52,709	51,500	52,684	51,259

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEET
(In thousands)

(Unaudited)

	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
ASSETS
Real estate assets, at cost
Land	$985,444	$978,770	$969,711	$967,121	$965,257
Buildings and improvements	5,762,428	5,691,619	5,629,904	5,596,754	5,552,095
	6,747,872	6,670,389	6,599,615	6,563,875	6,517,352
Accumulated depreciation	(1,755,086)	(1,698,724)	(1,643,713)	(1,619,325)	(1,604,402)
Net operating real estate assets	4,992,786	4,971,665	4,955,902	4,944,550	4,912,950
Properties under development, including land	599,139	515,141	472,566	438,968	393,694
Investments in joint ventures	36,167	36,719	42,155	43,338	44,630
Properties held for sale	—	—	—	58,765	—
Total real estate assets	5,628,092	5,523,525	5,470,623	5,485,621	5,351,274
Accounts receivable – affiliates	26,501	26,145	27,724	27,474	27,274
Other assets, net (a)	114,002	107,862	109,401	112,520	94,847
Cash and cash equivalents	16,069	16,768	17,794	4,707	6,506
Restricted cash	5,424	5,549	6,599	60,889	6,381
Total assets	$5,790,088	$5,679,849	$5,632,141	$5,691,211	$5,486,282

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,769,287	$1,649,041	$1,588,798	$1,721,998	$1,579,733
Secured	930,952	940,881	941,968	943,039	944,090
Accounts payable and accrued expenses	122,307	124,981	113,307	124,336	100,279
Accrued real estate taxes	40,232	21,922	35,648	50,247	36,863
Distributions payable	59,770	59,728	56,787	56,793	56,821
Other liabilities (b)	90,944	88,693	88,272	69,716	63,366
Total liabilities	3,013,492	2,885,246	2,824,780	2,966,129	2,781,152

Commitments and contingencies
Non-qualified deferred compensation share awards	61,727	55,498	47,180	47,092	—

Equity
Common shares of beneficial interest	967	966	967	967	967
Additional paid-in capital	3,595,315	3,593,633	3,596,069	3,595,536	3,625,283
Distributions in excess of net income attributable to common shareholders	(550,050)	(523,321)	(494,167)	(571,935)	(574,286)
Treasury shares, at cost	(398,474)	(399,510)	(410,227)	(410,309)	(410,665)
Accumulated other comprehensive loss (c)	(1,077)	(1,091)	(1,106)	(1,021)	(1,035)
Total common equity	2,646,681	2,670,677	2,691,536	2,613,238	2,640,264
Non-controlling interests	68,188	68,428	68,645	64,752	64,866
Total equity	2,714,869	2,739,105	2,760,181	2,677,990	2,705,130
Total liabilities and equity	$5,790,088	$5,679,849	$5,632,141	$5,691,211	$5,486,282

(a) Includes:
net deferred charges of:	$12,747	$13,615	$14,497	$13,243	$14,008

(b) Includes:
deferred revenues of:	$1,070	$1,786	$1,886	$1,979	$1,336

(c) Represents the unrealized loss and unamortized prior service costs on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including non-controlling interests, which are convertible into common shares. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate investments between periods or as compared to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$35,272	$72,172	$75,308	$135,648
Real estate depreciation from continuing operations	56,556	51,408	112,567	101,914
Real estate depreciation from discontinued operations	—	1,686	—	3,553
Adjustments for unconsolidated joint ventures	1,326	1,313	2,640	2,921
Income allocated to units convertible into common shares	1,012	2,765	2,049	3,722
Gain on sale of unconsolidated joint venture property	—	(13,032)	(3,566)	(13,032)
Gain on sale of discontinued operations	—	(24,866)	—	(56,649)
Funds from operations - diluted	$94,166	$91,446	$188,998	$178,077

Weighted average number of common shares outstanding:
EPS diluted	88,972	88,472	88,899	88,283
FFO diluted	90,058	89,558	89,985	89,369

Total earnings per common share -- diluted	$0.40	$0.81	$0.85	$1.53
FFO per common share - diluted	$1.05	$1.02	$2.10	$1.99

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	3Q14	Range	2014	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.37	$0.41	$1.57	$1.67
Expected real estate depreciation	0.65	0.65	2.56	2.56
Expected adjustments for unconsolidated joint ventures	0.01	0.01	0.06	0.06
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
(Gain) on sale of unconsolidated joint venture property	—	—	(0.04)	(0.04)
Expected FFO per share - diluted	$1.04	$1.08	$4.20	$4.30

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$35,272	$72,172	$75,308	$135,648
Less: Fee and asset management	(2,147)	(2,827)	(5,170)	(5,721)
Less: Interest and other income (loss)	(44)	(1,038)	(332)	(1,090)
Less: Income (loss) on deferred compensation plans	(2,018)	102	(2,699)	(2,897)
Plus: Property management	5,853	5,242	11,692	11,225
Plus: Fee and asset management	1,247	1,486	2,506	2,963
Plus: General and administrative	10,534	11,590	20,079	21,384
Plus: Interest	22,746	24,797	45,879	49,692
Plus: Depreciation and amortization	57,953	52,629	115,349	104,232
Plus: Amortization of deferred financing costs	816	898	1,657	1,814
Plus: Expense (benefit) on deferred compensation plans	2,018	(102)	2,699	2,897
Less: Gain on sale of land	(1,447)	—	(1,801)	(698)
Less: Impairment associated with land holdings	1,152	—	1,152	—
Less: Equity in income of joint ventures	(736)	(17,798)	(5,026)	(18,732)
Plus: Income tax expense	401	468	875	867
Less: Income from discontinued operations	—	(2,132)	—	(4,906)
Less: Gain on sale of discontinued operations, net of tax	—	(24,866)	—	(56,649)
Plus: Income allocated to non-controlling interests from continuing operations	1,012	1,001	2,049	1,865
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	1,764	—	1,857
Net Operating Income (NOI)	$132,612	$123,386	$264,217	$243,751

"Same Property" Communities	$119,976	$114,141	$238,619	$225,787
Non-"Same Property" Communities	11,939	8,388	24,252	16,312
Development and Lease-Up Communities	188	—	183	—
Other	509	857	1,163	1,652
Net Operating Income (NOI)	$132,612	$123,386	$264,217	$243,751

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to non-controlling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$35,272	$72,172	$75,308	$135,648
Plus: Interest	22,746	24,797	45,879	49,692
Plus: Amortization of deferred financing costs	816	898	1,657	1,814
Plus: Depreciation and amortization	57,953	52,629	115,349	104,232
Plus: Income allocated to non-controlling interests from continuing operations	1,012	1,001	2,049	1,865
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	—	1,764	—	1,857
Plus: Income tax expense	401	468	875	867
Plus: Real estate depreciation from discontinued operations	—	1,686	—	3,553
Less: Gain on sale of land	(1,447)	—	(1,801)	(698)
Less: Impairment associated with land holdings	1,152	—	1,152	—
Less: Equity in income of joint ventures	(736)	(17,798)	(5,026)	(18,732)
Less: Gain on sale of discontinued operations, net of tax	—	(24,866)	—	(56,649)
EBITDA	$117,169	$112,751	$235,442	$223,449